Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-11 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Exhibit 99.1 – News Release

Ritchie Bros. reports second quarter 2021 results

VANCOUVER, August 5, 2021– Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the three months ended June 30, 2021.

(All figures are presented in U.S. dollars)

Net income attributable to stockholders increased 15% to $60.7 million, compared to $53.0 million in Q2 2020. Diluted earnings per share (“EPS”) attributable to stockholders increased 12% to $0.55 per share in Q2 2021 compared to $0.49 per share in Q2 2020. Diluted adjusted EPS attributable to stockholders* increased 2% to $0.55 per share in Q2 2021 compared to $0.54 per share in Q2 2020.

“We grew our total service revenue by 8% in the quarter despite an unfavorable, albeit temporary, used equipment supply environment.” said Ann Fandozzi, CEO of Ritchie Bros.

Fandozzi concluded “ We continue to focus on our long-term strategy of providing insights, services, and transaction solutions to our customers. We are testing and learning more how to service our customers digitally, with Business Inventory Management System “IMS” activations increasing 34% sequentially compared to last quarter.”

For the second quarter of 2021 as compared to the second quarter of 2020:

Consolidated results:

●	Total revenue in Q2 2021 increased 2% to $396.4 million
o	Service revenue in Q2 2021 increased 8% to $252.7 million
o	Inventory sales revenue in Q2 2021 decreased 7% to $143.6 million
●	Total selling, general and administrative expenses (“SG&A”) in Q2 2021 increased 11% to $111.8 million
●	Operating income in Q2 2021 increased 1% to $89.5 million
●	Net income in Q2 2021 increased 14% to $60.8 million
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization* (“EBITDA”) (non-GAAP measure) in Q2 2021 increased 5% to $112.3 million
●	Cash provided by operating activities was $211.4 million for the first half of 2021

Auctions & Marketplaces segment results:

●	GTV[1] in Q2 2021 increased 2% to $1.5 billion and decreased 3% when excluding the impact of foreign exchange
o	A&M total revenue in Q2 2021 remained flat at $355.1 million
o	Service revenue in Q2 2021 increased 6% to $211.5 million
o	Inventory sales revenue in Q2 2021 decreased 7% to $143.6 million

Other Services segment results:

●	Other Services total revenue in Q2 2021 increased 20% to $41.3 million
o	RBFS revenue in Q2 2021 increased 39% to $11.8 million
o	Rouse revenue of $6.2 million was recognized in Q2 2021, which was its second full quarter since its acquisition on December 8, 2020
●	Total number of organizations activated on our IMS increased by 34%

Other Company development:

●	Increased quarterly cash dividend by 14% to $0.25 per share

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-10 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Ritchie Bros.	1

Financial Overview

(Unaudited)

(in U.S. $000's, except EPS and percentages)	Three months ended June 30,				Six months ended June 30,
			% Change				% Change
	2021	2020	2021 over 2020		2021	2020	2021 over 2020
Service revenue:
Commissions	$129,334	$125,465	3%		$233,309	$218,950	7%
Fees	123,414	108,674	14%		225,469	198,312	14%
Total service revenue	252,748	234,139	8%		458,778	417,262	10%
Inventory sales revenue	143,613	154,911	(7)%		269,138	245,043	10%
Total revenue	396,361	389,050	2%		727,916	662,305	10%
Costs of services	39,042	39,448	(1)%		75,069	78,803	(5)%
Cost of inventory sold	131,023	143,134	(8)%		241,770	224,719	8%
Selling, general and administrative expenses	111,819	100,632	11%		227,897	199,017	15%
Operating expenses	306,844	300,250	2%		593,897	539,423	10%
Operating income	89,517	88,800	1%		134,019	122,882	9%
Operating income as a % of total revenue	22.6%	22.8%	(20)	bps	18.4%	18.6%	(20)	bps
Net income attributable to stockholders	60,749	53,043	15%		88,937	75,851	17%
Adjusted net income attributable to stockholders*	60,749	59,271	2%		88,937	82,079	8%
Diluted EPS attributable to stockholders	$0.55	$0.49	12%		$0.80	$0.69	16%
Diluted adjusted EPS attributable to stockholders*	$0.55	$0.54	2%		$0.80	$0.75	7%
Effective tax rate	25.7%	34.2%	(850)	bps	24.9%	30.5%	(560)	bps
Total GTV	1,527,642	1,493,982	2%		2,802,182	2,641,006	6%
Service GTV	1,384,029	1,339,071	3%		2,533,044	2,395,963	6%
Service revenue as a % of total GTV - Rate	16.5%	15.7%	80	bps	16.4%	15.8%	60	bps
Inventory GTV	143,613	154,911	(7)%		269,138	245,043	10%
Service revenue as a % of total revenue	63.8%	60.2%	360	bps	63.0%	63.0%	—	bps
Inventory sales revenue as a % of total revenue	36.2%	39.8%	(360)	bps	37.0%	37.0%	—	bps
Cost of inventory sold as a % of operating expenses	42.7%	47.7%	(500)	bps	40.7%	41.7%	(100)	bps
Service GTV as a % of total GTV - Mix	90.6%	89.6%	100	bps	90.4%	90.7%	(30)	bps
Inventory sales revenue as a % of total GTV - Mix	9.4%	10.4%	(100)	bps	9.6%	9.3%	30	bps

Ritchie Bros.	2

Segment Overview

(in U.S $000's)	Three months ended June 30, 2021			Six months ended June 30, 2021
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$211,475	41,273	$252,748	$382,230	76,548	$458,778
Inventory sales revenue	143,613	—	143,613	269,138	—	269,138
Total revenue	355,088	41,273	396,361	651,368	76,548	727,916
Ancillary and logistical service expenses	—	14,819	14,819	—	27,088	27,088
Other costs of services	21,985	2,238	24,223	43,575	4,406	47,981
Cost of inventory sold	131,023	—	131,023	241,770	—	241,770
SG&A expenses	101,417	10,402	111,819	205,762	22,135	227,897
Segment profit	$100,663	13,814	$114,477	$160,261	22,919	$183,180
Total GTV	1,527,642	N/A	N/A	2,802,182	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.8%	N/A	N/A	13.6%	N/A	N/A

(in U.S $000's)	Three months ended June 30, 2020			Six months ended June 30, 2020
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$199,648	$34,491	$234,139	$354,391	$62,871	$417,262
Inventory sales revenue	154,911	—	154,911	245,043	—	245,043
Total revenue	354,559	34,491	389,050	599,434	62,871	662,305
Ancillary and logistical service expenses	—	16,060	16,060	—	28,818	28,818
Other costs of services	22,190	1,198	23,388	47,285	2,700	49,985
Cost of inventory sold	143,134	—	143,134	224,719	—	224,719
SG&A expenses	94,559	6,073	100,632	186,144	12,873	199,017
Segment profit	$94,676	$11,160	$105,836	141,286	18,480	159,766
Total GTV	1,493,982	N/A	N/A	2,641,006	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.4%	N/A	N/A	13.4%	N/A	N/A

Q2 2021 Consolidated Performance Overview

In response to the COVID-19 pandemic, in March 2020, we transitioned all our traditional live on site auctions to online bidding utilizing our existing online bidding technology and simultaneously ceased all public attendance at our live auction theaters. Our core online auction channels (IronPlanet.com, GovPlanet.com, Marketplace-E) continued to operate as usual.

Total GTV increased 2% to $1.5 billion and decreased 3% when excluding the impact of foreign exchange in Q2 2021. GTV volumes grew primarily in International and Canada, offset by lower volume in the US. All regions continued to experience very strong mix adjusted auction price performance due to high demand for used equipment, in part aided by our digital marketing efforts. However, despite higher mix adjusted pricing, we experienced headwinds due to negative mix impacts driven in part by older aged equipment in the transportation and construction sectors. This combined with auction calendar shifts of $52 million from the impact of the COVID-19 pandemic that were shifted from Q1 into Q2 2020 that did not repeat in Q2 2021 led to lower GTV. Total GTV increased in International driven by an improved economic climate, the benefit from the use of new satellite yards in France, Germany and Australia coupled with a favourable foreign exchange impact, partially offset by the auction shift of Caorso, Italy. Total GTV also increased in Canada which benefited from a favourable foreign exchange impact, higher performance at our Toronto auction, an increased volume from RBFS providing escrow services for private brokered transactions, offset by lower overall volumes in Edmonton and Grand Prairie as well as the shift of our Montreal auction. Total GTV volumes decreased in the US due to the shift of our Los Angeles auction, lower activity due to supply constraints mainly in our Fort Worth auction and Denver regional combined events and the non-repeat of a large supply contract. In addition, lower volumes in our US strategic accounts in the finance, original equipment manufacturer (“OEM”) and transportation sectors also contributed to lower GTV, partially offset by positive online performance.

Total revenue increased 2% to $396.4 million in Q2 2021, with total service revenue increasing by 8%, offset by a decrease in inventory sales revenue by 7%.

Service revenue increased 8% with fees revenue increasing 14% and commissions revenue increasing 3%. Fee revenue was up 14% mainly due to fee revenue from the acquisition of Rouse, and the continued growth in RBFS fee revenue. Fees revenue also increased due to the revised global buyer fee structure implemented on May 1, 2021 and the re-instatement of fees at the Canadian on-the-farm auctions which were waived in Q2 as part of our COVID-19 pandemic response. These increases were partially offset by lower ancillary revenue mainly due to lower fees earned on refurbishment, transportation and redeployment of assets in the US. Commissions revenue was up 3%, in line with the higher service GTV of 3%.

Inventory sales revenue decreased 7% representing a lower mix of volumes of inventory contracts, partially offset by higher pricing, primarily in the US and Canada. These decreases were partially offset by strong year-over-year performance in our International region primarily driven by increased sales in Australia, and in the Middle East benefiting from overall improved economic conditions

Ritchie Bros.	3

from the recovery of the COVID-19 pandemic. In addition, we saw increased volumes sold through our GovPlanet business as a result of the new non-rolling and rolling stock contracts effective June 1, 2021 and higher volumes due to the government shutdowns in prior year in response to the COVID-19 pandemic.

Costs of services decreased 1% to $39.0 million. This decrease was primarily driven by lower activity in line with lower GTV in the US, lower ancillary and logistical service expenses, in line with the decrease in ancillary fees earned on refurbishment, transportation and redeployment of assets in the US. These decreases were partially offset by higher costs incurred to support the increased activity in our GovPlanet business, incremental costs to introduce the new satellite yards in Europe and the second full quarter of costs of services incurred from Rouse since acquisition.

Cost of inventory decreased 8% to $131.0 million, primarily in line with lower inventory sales revenue. Cost of inventory sold decreased at a higher rate than the decrease of inventory sales revenue, indicating a slight increase in the revenue rates primarily in our GovPlanet business and US region, partially offset by the International region.

Selling, general and administrative (“SG&A”) expenses increased 11% to $111.8 million primarily due to an unfavourable impact of foreign exchange fluctuation, higher wages, salaries and benefit expenses driven by higher headcount to support our growth initiatives and a second full quarter of costs incurred from Rouse since acquisition. We also incurred higher travel, advertising and promotion expenses to promote our global digital marketing efforts, and increased travel activity due to the lifting of border and quarantine restrictions. These increases were partially offset by lower short-term and long-term incentive costs including the non-repeat of a prior year one-time incentive accrual to employees during the COVID-19 pandemic.

Foreign exchange had a favourable impact on total revenue and an unfavourable impact on expenses. These impacts were primarily due to the fluctuations in the Australian dollar, Canadian dollar, and the Euro exchange rates relative to the U.S. dollar.

Net income attributable to stockholders increased 15% to $60.7 million primarily related to the decrease in effective tax rate following a $6.2 million income tax expense recognized in Q2 2020 relating to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements, and slightly higher operating income. Adjusted net income attributed to stockholders* increased 2% to $60.7 million in Q2 2021 compared to $59.3 million in Q2 2020.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders increased 12% to $0.55 per share for Q2 2021 from $0.49 per share in Q2 2020. Diluted adjusted EPS attributable to stockholders* increased 2% to $0.55 per share in Q2 2021.

Dividend Information

Quarterly dividend

On August 4, 2021, the Company declared a quarterly cash dividend of $0.25 per common share payable on September 15, 2021 to shareholders of record on August 25, 2021.

Q2 2021 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended June 30, 2021 at 8am Pacific time / 11 am Eastern time / 4pm GMT on August 6, 2021. The replay of the webcast will be available through September 6, 2021.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

Ritchie Bros.	4

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a world leader in asset management technologies and disposition of commercial assets. We offer customers end-to-end solutions for buying and selling used heavy equipment, trucks, and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; Rouse, a leader in market intelligence on sales and rental equipment data; and Ritchie Bros. Private Treaty, offering privately negotiated sales. Our suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. We also offer sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including future auctions and estimated GTV thereof, and growth and value prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend”, or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should”, or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers, and general economic conditions; the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate acquired companies, and to receive the anticipated benefits of such acquisitions; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Form 10-Q for the quarter ended June 30, 2021, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

Ritchie Bros.	5

GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Second Quarter

(Expressed in thousands of United States dollars, except share, per share amounts and percentages)

(Unaudited)

(in U.S. $000's, except EPS)	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2021	2020	2021 over 2020	2021	2020	2020 over 2019
GTV	$1,527,642	$1,493,982	2%	$2,802,182	$2,641,006	6%
Revenues:
Service revenues	$252,748	$234,139	8%	$458,778	$417,262	10%
Inventory sales revenue	143,613	154,911	(7)%	269,138	245,043	10%
Total revenues	396,361	389,050	2%	727,916	662,305	10%
Operating expenses:
Costs of services	39,042	39,448	(1)%	75,069	78,803	(5)%
Cost of inventory sold	131,023	143,134	(8)%	241,770	224,719	8%
Selling, general and administration expenses	111,819	100,632	11%	227,897	199,017	15%
Acquisition-related costs	3,049	—	100%	5,971	—	100%
Depreciation and amortization expenses	21,935	17,857	23%	43,005	37,150	16%
Gain on disposition of property, plant and equipment	(175)	(1,213)	(86)%	(243)	(1,260)	(81)%
Foreign exchange (gain) loss	151	392	(61)%	428	994	(57)%
Total operating expenses	306,844	300,250	2%	593,897	539,423	10%
Operating income	89,517	88,800	1%	134,019	122,882	9%
Interest expense	(8,867)	(8,882)	(0)%	(17,813)	(18,064)	(1)%
Other income, net	1,196	857	40%	2,198	4,434	(50)%
Income before income taxes	81,846	80,775	1%	118,404	109,252	8%
Income tax expense	21,065	27,656	(24)%	29,484	33,304	(11)%
Net income	$60,781	$53,119	14%	$88,920	$75,948	17%
Net income attributable to:
Stockholders	$60,749	$53,043	15%	$88,937	$75,851	17%
Non-controlling interests	32	76	(58)%	(17)	97	(118)%
	$60,781	$53,119	14%	$88,920	$75,948	17%
Earnings per share attributable to stockholders:
Basic	$0.55	$0.49	12%	$0.81	$0.70	16%
Diluted	$0.55	$0.49	12%	$0.80	$0.69	16%
Weighted average number of share outstanding:
Basic	110,311,615	108,387,490	2%	110,144,229	108,818,903	1%
Diluted	111,334,184	109,323,343	2%	111,302,711	109,903,808	1%

Ritchie Bros.	6

Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	June 30, 2021	December 31, 2020

Assets
Cash and cash equivalents	$301,757	$278,766
Restricted cash	140,966	28,129
Trade and other receivables	271,980	135,001
Less: allowance for credit losses	(5,348)	(5,467)
Inventory	85,930	86,278
Other current assets	27,776	27,274
Income taxes receivable	10,524	6,797
Total current assets	833,585	556,778

Property, plant and equipment	482,732	492,127
Other non-current assets	146,890	147,608
Intangible assets	292,444	300,948
Goodwill	838,798	840,610
Deferred tax assets	12,534	13,458
Total assets	$2,606,983	$2,351,529

Liabilities and Equity
Auction proceeds payable	$445,090	$214,254
Trade and other payables	221,738	243,786
Income taxes payable	4,240	17,032
Short-term debt	35,213	29,145
Current portion of long-term debt	10,657	10,360
Total current liabilities	716,938	514,577

Long-term debt	625,832	626,288
Other non-current liabilities	156,636	153,000
Deferred tax liabilities	46,150	45,265
Total liabilities	1,545,556	1,339,130

Commitments and Contingencies
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares
authorized, issued and outstanding shares:
110,366,808 (December 31, 2020: 109,876,428)	215,666	200,451
Additional paid-in capital	51,800	49,171
Retained earnings	832,037	791,918
Accumulated other comprehensive loss	(43,173)	(34,295)
Stockholders' equity	1,056,330	1,007,245
Non-controlling interest	5,097	5,154
Total stockholders' equity	1,061,427	1,012,399
Total liabilities and equity	$2,606,983	$2,351,529

Ritchie Bros.	7

Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Six months ended June 30,	2021	2020
Cash provided by (used in):
Operating activities:
Net income	$88,920	$75,948
Adjustments for items not affecting cash:
Depreciation and amortization expenses	43,005	37,150
Stock-based compensation expense	16,183	7,747
Deferred income tax expense	1,719	6,657
Unrealized foreign exchange loss	(65)	1,129
Gain on disposition of property, plant and equipment	(243)	(1,260)
Amortization of debt issuance costs	1,443	1,577
Amortization of right-of-use assets	6,280	6,318
Gain on contingent consideration from equity investment	—	(1,700)
Other, net	1,568	1,934
Net changes in operating assets and liabilities	52,577	62,824
Net cash provided by operating activities	211,387	198,324
Investing activities:
Acquisition of Rouse, net of cash acquired	728	—
Property, plant and equipment additions	(4,616)	(6,140)
Proceeds on disposition of property, plant and equipment	342	16,106
Intangible asset additions	(17,361)	(13,244)
Issuance of loans receivable	(2,622)	(2,985)
Repayment of loans receivable	226	203
Distribution from equity investment	—	4,212
Proceeds on contingent consideration from equity investment	—	1,700
Net cash used in investing activities	(23,303)	(148)
Financing activities:
Share repurchase	—	(53,170)
Dividends paid to stockholders	(48,537)	(43,586)
Dividends paid to non-controlling interests	(26)	—
Proceeds from exercise of options and share option plans	10,699	19,425
Payment of withholding taxes on issuance of shares	(9,155)	(3,321)
Net increase (decrease) in short-term debt	6,842	15,858
Repayment of long-term debt	(5,328)	(8,633)
Repayment of finance lease obligations	(5,355)	(4,384)
Net cash used in financing activities	(50,860)	(77,811)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(1,396)	(2,608)
Increase	135,828	117,757
Beginning of period	306,895	420,256
Cash, cash equivalents, and restricted cash, end of period	$442,723	$538,013

Ritchie Bros.	8

Selected Data

(Unaudited)

Total auction metrics

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2021	2020	2021 over 2020	2021	2020	2021 over 2020
Number of auction sales days	240	226	6%	333	313	6%
Bids per lot sold *	27	25	9%	28	23	19%
Total lots sold *	148,206	148,957	(1)%	263,035	249,754	5%

* Management reviews industrial equipment auction metrics excluding GovPlanet; as a result GovPlanet business metrics are excluded from these metrics

Non-GAAP Measures

This news release references to non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure” or designated as such with an asterisk (*).

Adjusted Net Income Attributable to Stockholders* and Diluted Adjusted EPS Attributable to Stockholders* Reconciliation
The Company believes that adjusted net income attributable to stockholders* provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted Adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant non-recurring items that the Company does not consider to be part of the normal operating results, such as acquisition-related costs, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

The following table reconciles adjusted net income attributable to stockholders* and diluted adjusted EPS attributable to stockholders* to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated income statements.

(in U.S. $000's, except share and per share data, and percentages)	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2021	2020	2021 over 2020	2021	2020	2021 over 2020
Net income attributable to stockholders	$60,749	$53,043	15%	$88,937	$75,851	17%
Current income tax adjusting item:
Change in uncertain tax provision	—	766	(100)%	—	766	(100)%
Deferred tax adjusting item:
Change in uncertain tax provision	—	5,462	(100)%	—	5,462	(100)%
Adjusted net income attributable to stockholders*	$60,749	$59,271	2%	$88,937	$82,079	8%
Weighted average number of dilutive shares outstanding	111,334,184	109,323,343	2%	111,302,711	109,903,808	1%
				0
Diluted earnings per share attributable to stockholders	$0.55	$0.49	12%	$0.80	$0.69	16%
Diluted adjusted EPS attributable to Stockholders*	$0.55	$0.54	2%	$0.80	$0.75	7%

(1) Please refer to page 10 for a summary of adjusting items for the three and six months ended June 30, 2021 and June 30, 2020.

(2) Adjusted net income attributable to stockholders* represents net income attributable to stockholders excluding the effects of adjusting items.

(3) Diluted adjusted EPS attributable to stockholders* is calculated by dividing adjusted net income attributable to stockholders*, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

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Adjusted EBITDA*

The Company believes that adjusted EBITDA* provides useful information about the growth or decline of our net income when compared between different financial periods.

The following table reconciles adjusted EBITDA* to net income, which is the most directly comparable GAAP measures in, or calculated from, our consolidated income statements:

(in U.S. $000's, except percentages)	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2021	2020	2021 over 2020	2021	2020	2021 over 2020
Net income	$60,781	$53,119	14%	$88,920	$75,948	17%
Add: depreciation and amortization expenses	21,935	17,857	23%	43,005	37,150	16%
Add: interest expense	8,867	8,882	(0)%	17,813	18,064	(1)%
Less: interest income	(332)	(393)	(16)%	(634)	(1,063)	(40)%
Add: income tax expense	21,065	27,656	(24)%	29,484	33,304	(11)%
Adjusted EBITDA*	$112,316	$107,121	5%	$178,588	$163,403	9%

(1)	Please refer to page 10 for a summary of adjusting items for the three and six months ended June 30, 2021 and June 30, 2020.
(2)	Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.

Adjusting items during the trailing 12-months ended June 30, 2021 were:

Recognized in the second quarter of 2021

●	There were no adjustment items recognized in the second quarter of 2021.

Recognized in the first quarter of 2021

●	There were no adjustment items recognized in the first quarter of 2021.

Recognized in the fourth quarter of 2020

●	$5.2 million ($3.9 million after tax, or $0.04 per diluted share) of acquisition-related costs related to the acquisition of Rouse.
●	$1.5 million ($0.01 per diluted share) of current income tax expense recognized related to an unfavourable adjustment to reflect final regulations published in Q2 2020 regarding hybrid financing arrangements.

Recognized in the third quarter of 2020

●	$4.3 million ($3.2 million after tax, or $0.03 per diluted share) of severance costs related to the realignment of leadership to support the new global operations organization, in line with strategic growth priorities led by the new CEO.

Adjusting items during the trailing 12-months ended June 30, 2020 were:

Recognized in the second quarter of 2020

●	$6.2 million ($0.06 per diluted share) in current and deferred income tax expense related to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements.

Recognized in the first quarter of 2020

●	There were no adjustment items recognized in the first quarter of 2020.

Recognized in the fourth quarter of 2019

●	$4.1 million ($3.4 million after tax, or $0.03 per diluted share) in share-based payment expense recovery related to the departure of our former CEO.

Recognized in the third quarter of 2019

●	There were no adjustment items recognized in the third quarter of 2019.

For further information, please contact:

Sameer Rathod | Vice President, Investor Relations and Market Intelligence

Phone: 1.510.381.7584 | Email: srathod@ritchiebros.com

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